SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2010

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2010, the Compensation Committee (the “Committee”) of United Bankshares, Inc. (the “Company”) met (the “Compensation Meeting”) to review the performance of the Company for 2009, to establish the 2010 base salaries for the Chief Executive Officer and the other executive officers, to determine the cash incentive awards for the Company’s executives for 2009, and to determine the number of stock options to grant to the Company’s officers and employees under the Company’s 2006 Stock Option Plan.

The Company’s Executive Compensation program consists of three basic components: (1) base salary; (2) annual incentives; and (3) long-term incentives. The Committee is responsible for the administration of the Company’s Executive Compensation programs, which includes the granting of long-term incentives consisting of stock option awards and short-term cash incentives for all executive officers of the Company. The Committee’s Executive Compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company’s annual and long-term performance goals and assist in attracting and retaining qualified executives. The Company’s compensation policies will be discussed in detail in the Compensation Discussion & Analysis (CD&A) included in the Company’s 2010 proxy statement.

Summary of Amendment to Richard M. Adams’ Employment Contract

The Company entered into an employment contract with Richard M. Adams, the Chairman of the Board of Directors and Chief Executive Officer of the Company effective April 11, 1986. The original term of Mr. Adams’ employment contract was five years commencing March 31, 1986, with the provision that the contract could be extended annually for one (1) year to maintain a rolling five (5) year contract.

At the Compensation Meeting, the Committee approved the extension of Mr. Adams’ employment contract for an additional year until March 31, 2015.

Compensation of the Chief Executive Officer

At the Compensation Meeting, the Committee determined the elements of compensation for Richard M. Adams, the Chairman of the Board of Directors and the Chief Executive Officer of the Company. In determining the compensation for Mr. Adams, the Committee considered the financial performance of the Company, information relating to compensation paid to Chief Executive Officers of peer bank holding companies, and the individual performance of Mr. Adams.

Based upon the uncertain economic and earnings outlook for 2010 and the need to control expenses for the year, the Committee did not increase the base salary of Mr. Adams. Mr. Adams’ base salary will remain at $650,000 for the year of 2010.

The next element the Committee determined was the annual incentive compensation. The Committee reviewed the financial performance of the Company, including a composite rating of the following factors: earnings per share, stock performance, dividend increases, franchise value, unit performance, and individual objectives including risk management. Consideration was also given to cash incentive awards paid by the Peer Group (banking companies operating in the same line of business as the Company) to executive officers holding equivalent positions, and published compensation survey data. For 2009, the Company’s performance compared very favorably to the industry and other regional bank holding company peers and the 2009 performance ratings would have triggered a cash incentive award to Mr. Adams. However, the Committee decided not to award an incentive payment to Mr. Adams. The Committee’s decision was based primarily on the less than expected earnings per share performance of the Company which was targeted to be $1.90 and the substantial decline in share price in 2009.

Finally, the Committee granted Mr. Adams 60,000 stock options under the Company’s 2006 Stock Option Plan. The purpose of the stock option grants is to reward and retain officers in a manner that best aligns officers’ interests with stockholders’ interests. In determining the amount of options to grant Mr. Adams, the Committee considered various factors including the size of prior grants, level of responsibility within the organization, contributions made to the success of the organization, a review of available published data on Senior Management Compensation and information contained in the AON Consulting Executive Compensation study. The exercise price of the stock options granted was the closing price on January 25, 2010 of $22.31. A more detailed explanation of the factors considered when determining Mr. Adams’ compensation will be set forth in the Compensation Discussion & Analysis (CD&A) in the 2010 proxy statement.

Compensation of the Named Executive Officers Other than the Chief Executive Officer

At the Compensation Meeting, the Committee also determined the elements of compensation for the Company’s named executive officers other than the Chief Executive Officer. The Committee considered (i) the financial performance of the Company and (ii) a presentation by the Chief Executive Officer. The Chief Executive Officer based his presentation and recommendations on a composite rating of performance objectives of the named executive officers, peer group data obtained from outside consultants, and the Chief Executive Officer’s evaluation of the named executive officers.

The Committee determined the 2010 base salaries for the named executive officers of the Company who had been disclosed in the 2009 proxy statement and those who are expected to be named executive officers in the 2010 proxy statement. Based upon the uncertain economic and earnings outlook for 2010 and the need to control expenses for the year, the Committee did not increase the base salaries of the named executive officers from their respective base salary amounts for 2009.

The Committee also determined the annual incentive compensation for the named executive officers of the Company. In determining the cash incentive awards for the named executive officers, the Committee reviewed the financial performance of the Company, including a composite rating of the following factors: earnings per share, stock performance, dividend increases, franchise value, unit performance, and individual objectives including risk management. Consideration was also given to cash incentive awards paid by the Peer Group (banking companies operating in the same line of business as the Company) to executive officers holding equivalent positions, and published compensation survey data. For 2009, the Company’s performance compared very favorably to the industry and other regional bank holding company peers and the 2009 executive officers’ performance ratings would have triggered cash incentive awards. However, the Committee decided not to award incentive payments to the named executive officers. The Committee’s decision was based primarily on the less than expected earnings per share performance of the Company which was targeted to be $1.90, and the individual’s unit performance of the subsidiary banks which did not meet the profit and loan targets.

Finally, the Committee granted stock options under the Company’s 2006 Stock Option Plan to the named executive officers. The purpose of the stock option grants is to reward and retain officers in a manner that best aligns officers’ interests with stockholders’ interests. In determining the amount of options to grant the named executive officers, the Committee considered various factors including the size of prior grants, level of responsibility within the organization, contributions made to the success of the organization, a review of available published data on Senior Management Compensation and information contained in the AON Consulting Executive Compensation study. The exercise price of the stock options granted was the closing price on January 25, 2010 of $22.31.

The following is a summary of the compensation approved by the Committee for the named executive officers of the Company who had been reported in the 2009 proxy statement and those who are expected to be named executive officers in the 2010 proxy statement:

Name/Position	2010 Base Salary	2009 Cash Incentive	Number of Securities Underlying Stock Options Granted (#)

Steven E. Wilson Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$257,348	—	10,000

James J. Consagra, Jr. Executive Vice President	$265,000	—	20,000

James B. Hayhurst, Jr. Executive Vice President	$225,000	—	12,500

Richard M. Adams, Jr. Executive Vice President	$225,000	—	20,000

A more detailed explanation of the factors considered when determining the named executives’ compensation will be set forth in the Compensation Discussion & Analysis (CD&A) in the 2010 proxy statement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 25, 2010, the Board of Directors of the Company approved an amendment to Article II, Section 14 of the Company’s bylaws concerning the record date for purposes of determining the shareholders entitled to (i) notice of and to vote at any meeting of the shareholders or (ii) receive a dividend payment or other such rights of shareholders. Prior to the amendment, the record date could not exceed fifty (50) days preceding the date of any meeting of the shareholders or any dividend payment date. Section 31D-7-707(b) of the West Virginia Business Corporation Act permits the record date to be fixed not more than seventy (70) days before the meeting or action requiring a determination of shareholders. The Board of Directors amended Article II, Section 14 of the Corporation’s Bylaws to increase the time period in which the directors may fix the record date to a date not more than seventy (70) days before the meeting or action requiring a determination of shareholders, as permitted under Section 31D-7-707(b) of the West Virginia Business Corporation Act. The Board of Directors believes that the proposed revision to the Company’s bylaws is in the best interest of the Company’s shareholders because it will provide greater flexibility to the Company in preparing the proxy statement for the annual meeting of shareholders.

The Company’s bylaws, as amended and restated, are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibits are being filed herewith:

Exhibit 3.2	Restated Bylaws of United Bankshares, Inc., dated January 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: January 29, 2010	By:	/S/ STEVEN E. WILSON
Steven E. Wilson, Executive Vice President, Treasurer, Secretary and Chief Financial Officer